Exhibit 99.1

Investor and
Media Inquiries:
David A. Christiansen
(610) 208-3065
dchristiansen@cartech.com

CARPENTER TECHNOLOGY ANNOUNCES
INCREASE TO SPECIAL LITIGATION RESERVE;
UPDATES 4Q and FY2008 RESULTS

WYOMISSING, PA, August 25, 2008 -- Carpenter Technology Corporation (NYSE:CRS) today announced that, as a result of a recent trial court ruling related to environmental activities from more than 30 years ago, the special litigation reserve previously reported as part of its results for the fourth quarter of its 2008 fiscal year has been increased by about $16 million to $21 million or $0.28 per diluted share.

With this adjustment, the net income from continuing operations was $37.4 million or $0.81 per diluted share for the fiscal fourth quarter ended June 30, 2008 and was $200.5 million or $4.12 per diluted share for the full fiscal year 2008.  This compares with net income from continuing operations of $46.9 million or $1.01 per diluted share for the fiscal fourth quarter as previously reported on July 31st 2008.  The Company intends to file its annual report on Form 10-K for its fiscal year 2008 today.

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Page 2 / Carpenter Technology Announces Increase to Special Litigation Reserve

The increase in Carpenter’s special litigation reserve follows a recent trial court decision in an environmental action involving the alleged disposal of Carpenter manufacturing wastes at a site in Bucks County, Pennsylvania. The alleged disposal occurred in 1973-74 by an independent transporter who was hired by Carpenter to dispose of the wastes properly.  The court found that the transporter, instead, deposited the materials on his own family farm that is currently the site of an ongoing cleanup. Carpenter expects to appeal the decision.

About Carpenter Technology

Carpenter produces and distributes specialty alloys, including stainless steels, titanium alloys, and superalloys, and various engineered products. Information about Carpenter can be found on the Internet at www.cartech.com.

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter's filings with the Securities and Exchange Commission including its annual report on Form 10-K for the year ended June 30, 2007, its subsequent Forms 10-Q and the exhibits attached to those filings. They include but are not limited to: 1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, industrial, automotive, consumer, medical, and energy, or other influences on Carpenter's business such as new competitors, the consolidation of customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; 2) the ability of Carpenter to achieve cost savings, productivity improvements or process changes; 3) the ability to recoup increases in the cost of energy and raw materials or other factors; 4) domestic and foreign excess manufacturing capacity for certain metals; 5) fluctuations in currency exchange rates; 6) the degree of success of government trade actions; 7) the valuation of the assets and liabilities in Carpenter's pension trusts and the accounting for pension plans; 8) possible labor disputes or work stoppages; 9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; 10) the ability to successfully acquire and integrate acquisitions; and 11) the ability of Carpenter to implement and manage material capital expansion projects in a timely and efficient manner. Any of these factors could have an adverse and/or fluctuating effect on Carpenter's results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter undertakes no obligation to update or revise any forward-looking statements.

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